Exhibit 21.1

SUBSIDIARY OF UDYNAMICS LIMITED

Subsidiary	Place of Incorporation	Incorporation Time	Percentage Ownership
UDomain Web Hosting Company Limited	Hong Kong	November 20, 1998	99.7%